UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 27, 2009
United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800

(Address of principal executive offices)	(Zip Code)
(412) 433-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 27, 2009, the Compensation & Organization Committee (the “Committee”) of the Board of Directors amended the administrative regulations of the Long-Term Incentive Compensation Program (the “Program”) under the 2005 Stock Incentive Plan (the “Plan”), approved by the Corporation’s shareholders on April 26, 2005. The most notable amendment provides that all future grants under the Program will require, in connection with a change of control, a termination in order to trigger an accelerated vesting of the award (that is, future grants will require a “double trigger”). Additionally, the Committee approved a new provision removing the Committee’s negative discretion in the event of a change of control and applied it to outstanding performance awards. The Committee also approved new grant form agreements conforming to the revised administrative regulations.
     The administrative regulations and forms of the agreements are filed herewith as Exhibits 10.1 through 10.5.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

10.1	Administrative Regulations to the Long-Term Incentive Compensation Program under the 2005 Stock Incentive Plan, as such regulations were amended April 27, 2009

10.2	Form of Performance Award Grant Form Agreement under the 2005 Stock Incentive Plan

10.3	Form of Stock Option Grant Form Agreement under the 2005 Stock Incentive Plan

10.4	Form of Restricted Stock Unit Annual Grant Form Agreement under the 2005 Stock Incentive Plan

10.5	Form of Restricted Stock Unit Retention Grant Form Agreement under the 2005 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION
By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: April 30, 2009